As Filed with the Securities and Exchange Commission on September 28, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Qudian Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Tower A, AVIC Zijin Plaza

Siming District, Xiamen

Fujian Province 361000,

People’s Republic of China

+86-592-5911580

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2016 Equity Incentive Plan

(Full title of the Plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, N.Y. 10168

+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Min Luo Chairman and Chief Executive Officer Tower A, AVIC Zijin Plaza Siming District, Xiamen Fujian Province 361000, People’s Republic of China +86-592-5911580	Yi Gao, Esq. Simpson Thacher & Bartlett LLP 35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong +852-2514-7600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A ordinary shares, par value US$0.0001 per share(2)	6,577,903(3)	US$0.0001(3)	US$657.79	US$0.09

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional Class A ordinary shares, par value US$0.0001 per share (the “Class A Ordinary Shares”) of Qudian Inc. (the “Company” or “Registrant”), which may be offered and issued under the Registrant’s 2016 Equity Incentive Plan (the “Plan”) to prevent dilution from stock splits, stock dividends or similar transactions.

(2)

These Class A Ordinary Shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents one Class A Ordinary Share. ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-220511).

(3)

The amount to be registered represents Class A Ordinary Shares to be issued upon exercise of outstanding options granted under the Plan. Pursuant to Rule 457(h), the corresponding proposed maximum offering price per share represents the exercise price of these options.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional amount of 6,577,903 Class A Ordinary Shares, par value US$0.0001 per share, of the Registrant, that are issuable under the Registrant’s 2016 Equity Incentive Plan. These 6,577,903 Class A Ordinary Shares are additional securities of the same class as other securities for which an original registration statement (File No. 333-224249) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on April 12, 2018. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a. The Registrant’s registration statement on Form S-8 (File No. 333-224249) filed with the Commission on April 12, 2018;

b. The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2019 filed with the Commission on April 27, 2020;

c. The Registrant’s Reports of Foreign Private Issuer on Form 6-K filed with the Commission on May 28, 2020, June  5, 2020 and September 9, 2020 and

d. The description of the Registrant’s Class  A Ordinary Shares contained in its Registration Statement on Form 8-A (Registration No. 001-38230) filed with the Commission on October 3, 2017 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s Class A Ordinary Shares set forth in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-220511), as amended, originally filed with the Commission on September 18, 2017, including any amendments or reports filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Xiamen, China on September 28, 2020.

Qudian Inc.

By:	/s/ Min Luo
	Name:	Min Luo
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Min Luo and Yan Gao, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacity and on the dates indicated.

Signature	Title	Date

/s/ Min Luo	Chairman and Chief Executive Officer	September 28, 2020
Name: Min Luo	(principal executive officer)

/s/ Long Xu	Director	September 28, 2020
Name: Long Xu

/s/ Yingming Li	Director	September 28, 2020
Name: Yingming Li

/s/ Shengwen Rong	Independent Director	September 28, 2020
Name: Shengwen Rong

/s/ Yifan Li	Independent Director	September 28, 2020
Name: Yifan Li

/s/ Yan Gao	Vice President of Finance	September 28, 2020
Name: Yan Gao	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Qudian Inc. has signed this registration statement or amendment thereto in New York, New York on September 28, 2020.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Form of Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form F-1 (Registration No. 333-220511) filed with the Securities and Exchange Commission on September 18, 2017

5.1*	Opinion of Conyers Dill & Pearman

10.1	Qudian Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 of the Registration Statement on Form F-1 (Registration No. 333-220511) filed with the Securities and Exchange Commission on September 18, 2017

10.2	Amendment No. 1 to Qudian Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of the Registration Statement on Form F-1 (Registration No. 333-220511) filed with the Securities and Exchange Commission on September 18, 2017

10.3	Amendment No. 2 to Qudian Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 of the Registration Statement on Form F-1 (Registration No. 333-220511) filed with the Securities and Exchange Commission on September 18, 2017

23.1*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young Hua Ming LLP as to the financial information of Qudian Inc.

24.1*	Powers of Attorney (included on the signature page in Part II of this Registration Statement)

*	Filed herewith.